UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to § 240.14a-12.

TRUST FOR ADVISED PORTFOLIOS
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒		No Fee required
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUGGESTIONS FOR OUTBOUND PHONE CALLS

INTRODUCTION :

Hello, my name is ________. May I please speak with ________?

(If person asks who is calling)

Mr./Ms. ___________, I’m calling from Okapi Partners in regards to his/her investment with Trust for Advised Portfolios.
.
(If person is shareholder)

Mr./Ms. ___________, (Repeat name if needed) I’m calling on behalf of Trust for Advised Portfolios. in regards to the upcoming special meeting of shareowners which is scheduled for June 26th. We recently mailed you proxy materials concerning the meeting, but have not yet received your vote so I am calling to offer you the convenience of voting over the phone today.

IF PERSON SAYS OK TO VOTE - Would you like to vote your shares along with the Board’s recommendations?

If Yes - Take vote and proceed to confirmation step.

If No (or I don’t know what I am voting on) - Ok. I’d be happy to review the proposal with you.

If Yes - review proposal and ask how shareholder would like to vote on each. Then proceed to confirmation step.

If No - (Use Appropriate Rebuttal based on Feedback and try to schedule a callback for a later time). If shareholder declines callback:

Ma’am/Sir, please be advised that the Shareowners Meeting is scheduled to take place on June 26th and your vote is very important to the Board. If you have any further questions or want to vote your shares, please feel free to contact us at (888) 785-6707. Otherwise please visit the website printed on your ballot once you are ready to cast your vote.

Take time to answer all questions carefully. DO NOT GIVE ADVICE OR OPINIONS. Remind the shareholder that the Board of Trustees has recommended that he/she vote in favor of the proposals. Most questions can be addressed by referring to the proxy statement and reading the appropriate sections.

 CONFIRMATION:
Thank you Mr./Ms. ___________, I am recording your (in favor/against/abstain) vote. For confirmation purposes, may I please have your name and mailing address? ["Confirm Name, Street Address, City, State and Zip]. Thank you. You will receive written confirmation of your voting instructions in the mail.

Thank you for your time.

SUGGESTIONS FOR INBOUND PHONE CALLS

Agent:
Thank you for calling the Trust for Advised Portfolios proxy information line, my name is ___________, how may I help/assist you?

Shareholder:
Yes. I received a message to contact this number regarding my investment with Trust for Advised Portfolios.

Agent:
Yes Ma’am/Sir, Thank you for returning our call. The reason we contacted you is that we recently mailed you proxy materials concerning Trust for Advised Portfolios upcoming special meeting of shareowners which is scheduled for June 26th. We had not yet received your vote, so we were just calling to offer you the convenience of voting over the phone today.

IF OK with shareholder -
Agent:  Great. What I can do right now is quickly register your vote over the phone. Can I just have your name so I can quickly pull up your account? Thank you. Just to confirm I have the right account, can you please confirm your mailing address? [OR you can confirm mailing street address ONLY and ask if that is correct] Thank you. Now that I have located your account, would you like to vote your shares along with the Board’s recommendations?

If Yes - Take vote and proceed to confirmation step.

If No - Ok. Would you like me to review the proposals with you?

If Yes - review proposals and ask how shareholder would like to vote on each. Then proceed to confirmation step.

If No - (Use Appropriate Rebuttal based on Feedback) OR Your vote is very important to the Board so, for your convenience we can call you back at a better time or you can contact us at our toll-free number (888) 785-6707.

If Person asks for alternate ways of voting -

Do you have your proxy card?

If Yes - You may also cast your vote by visiting the website found on your proxy card and voting online or by mail by signing and dating the proxy card you received, and returning it in the envelope provided. (IF MEETING DATE IS CLOSE, ADVISE SHAREHOLDER THAT IF THEY MAIL IT IN, IT MAY NOT BE RECEIVED BY TIME OF MEETING)

If No - In order to online or by mail, you need to have your proxy card handy. If you don’t have your card, you will have to contact your broker in order to have another card sent to you. Alternatively, I can take your vote by phone today which will take less than 1 minute of your time.

Confirmation:
I am recording your (in favor/against/abstain) vote. For confirmation purposes, may I please have your full name and mailing address? "Confirm Name, Street Address, City, State and Zip." Thank you. You will receive written confirmation of your voting instructions in the mail.